UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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Tellurian Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, June 6, 2018

To the Stockholders of Tellurian Inc.:

We will hold an annual meeting of the stockholders of Tellurian Inc. (“Tellurian” or the “Company”), a Delaware corporation, on Wednesday, June 6, 2018, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, for the following purposes:

1.	To elect the two nominees identified in the enclosed proxy statement as members of the board of directors of Tellurian, each to hold office for a three-year term expiring at the 2021 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of record of Tellurian common stock, par value $0.01 per share, or Tellurian Series C convertible preferred stock, par value $0.01 per share, at the close of business on April 23, 2018, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Tellurian’s board of directors recommends that you vote (1) “FOR” the election of each individual named as a director nominee in the enclosed proxy statement to the Company’s board of directors for a three-year term and (2) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

To ensure your representation at the annual meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person but will help to secure a quorum for the annual meeting and avoid added solicitation costs. If your shares are held in “street name” by your broker, bank or other nominee, only that holder can vote your shares, and the vote cannot be cast on Proposal 1 unless you provide instructions to your broker, bank or other nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your nominee to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the annual meeting.

By Order of the Board of Directors,

Meredith S. Mouer, Corporate Secretary
April 24, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 6, 2018

Our notice of annual meeting of stockholders, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT ALL PROXIES YOU RECEIVE. STOCKHOLDERS OF RECORD CAN SUBMIT THEIR PROXIES IN ANY ONE OF THREE WAYS:

•	BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO SUBMIT YOUR PROXY BY PHONE;

•	VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO SUBMIT YOUR PROXY VIA THE INTERNET; OR

•	BY MAIL: MARK, SIGN, DATE, AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE METHOD BY WHICH YOU DECIDE TO SUBMIT YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE ANNUAL MEETING. IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THE NOMINEE. IN ADDITION, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE NOMINEE TO BE ABLE TO VOTE IN PERSON AT THE MEETING. YOU MAY BE ABLE TO SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE NOMINEE PROVIDES.

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Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 962-4000

PROXY STATEMENT

The Tellurian Inc. (“Tellurian” or the “Company”) board of directors (the “Board”) is soliciting the accompanying proxy for use in connection with an annual meeting of stockholders (including any adjournment or postponement thereof, the “Meeting”) to be held on Wednesday, June 6, 2018, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

This proxy statement and the accompanying notice of annual meeting, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are being mailed to stockholders on or about April 24, 2018.

EXPLANATORY NOTE REGARDING MAGELLAN/TELLURIAN MERGER

On February 10, 2017, Tellurian, which was formerly known as Magellan Petroleum Corporation (“Magellan”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan, Tellurian Investments Inc. (“Tellurian Investments”) and River Merger Sub, Inc. (“Merger Sub”), as amended (the “Merger Agreement”). At the effective time of the Merger, each outstanding share of common stock of Tellurian Investments was canceled and converted into the right to receive 1.3 shares of common stock of Magellan, and Merger Sub merged with and into Tellurian Investments, with Tellurian Investments continuing as the surviving corporation and a subsidiary of Magellan. In addition, at or contemporaneously with the closing of the Merger:

•	Magellan amended its certificate of incorporation and bylaws to change its name to “Tellurian Inc.”

•	Each of the members of the Company’s Board resigned, and those directors were replaced by directors designated by Tellurian Investments.

•	Members of the senior management of Tellurian Investments were appointed as the executive officers of the Company, except that Antoine J. Lafargue, Chief Executive Officer and Chief Financial Officer of Magellan, remained as the Chief Financial Officer of the Company.

•	The Company changed its fiscal year end from June 30 to December 31.

This proxy statement includes certain historical information relating to the Board and executive officers of the Company during periods ended prior to the completion of the Merger, including the six-month period ended December 31, 2016 (the “Transition Period”). This proxy statement also includes certain disclosures concerning the Board and officers currently in office. We use the term “Magellan” in this proxy statement to refer to the Company prior to the completion of the Merger.

INFORMATION ABOUT THE MEETING

Date, Time, and Place

The Meeting will take place at 8:30 a.m. local time, on Wednesday, June 6, 2018, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

Purpose; Other Matters

At the Meeting, holders of Tellurian shares will be asked to consider and vote upon two proposals. The first proposal will be to elect to the Board for a three-year term the two individuals named as director nominees in this proxy statement. The second proposal will be to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

Holders of Tellurian shares may also be asked to consider and vote upon such other matters as may properly come before the Meeting, or any adjournment or postponement of the Meeting. As of the mailing date of this proxy statement, the Board knows of no other matter to be presented at the Meeting. If, however, other matters incident to the conduct of the Meeting are properly brought before the Meeting, or any adjournment or postponement of the Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment with respect to those matters.

Recommendation of the Tellurian Board

The Board has carefully considered each of the matters to be considered at the Meeting. Based on its review, the Board recommends that you vote (i) “FOR” the election of each individual named as a director nominee in this proxy statement to the Board for a three-year term and (ii) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

Record Date, Outstanding Shares, and Voting Rights

Each holder of record of Tellurian common stock or Tellurian Series C convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), at the close of business on April 23, 2018, the record date, is entitled to notice of and to vote at the Meeting. Each such stockholder is entitled to cast one vote for each share of Tellurian common stock or Preferred Stock owned on each matter properly submitted to a vote of stockholders at the Meeting. As set forth in the Company’s Certificate of Designations of Series C Convertible Preferred Stock, the Preferred Stock votes on an as-converted to Tellurian common stock basis, which currently is a one-to-one basis, with respect to any and all matters presented to the stockholders for their action or consideration. As of the record date, there were 228,421,102 shares of Tellurian common stock and 6,123,782 shares of Preferred Stock issued and outstanding and entitled to vote at the Meeting. The holders of the Preferred Stock and the holders of Tellurian common stock are voting together as a single class on each of Proposals 1 and 2.

Quorum and Vote Required; “Broker Non-Votes” and Abstentions

Quorum Required

A quorum of Tellurian stockholders is necessary to hold the Meeting. In accordance with the Company’s bylaws, the holders of 33 1⁄3% of the total number of shares issued and outstanding and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Stockholders are counted as present at the Meeting if they are present in person or have authorized a valid proxy. The presence of holders of at least 78,181,628 shares of Tellurian common stock and Preferred Stock in the aggregate will constitute a quorum. Under the General Corporation Law of the State of Delaware (the “DGCL”), abstentions and “broker non-votes” (described below) are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Meeting. Shares of Tellurian common stock or Preferred Stock held by stockholders who are not present in person or by proxy will not be counted towards a quorum.

Vote Required

The election of each director nominee set forth in Proposal 1, and the approval of Proposal 2, will require the affirmative vote of the holders of a majority of the votes cast with respect to the relevant matter.

Differences Between Holding Shares as a Stockholder of Record and as a Beneficial Owner; Broker Non-Votes

If your shares are registered directly in your name with Tellurian’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered the “stockholder of record” of those shares, and the notice of annual meeting of stockholders, proxy statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 have been sent directly to you by Tellurian. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of such shares held in street name, and the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following the instructions for submitting your voting instructions by telephone or on the Internet.

Broker non-votes occur when a nominee holding Tellurian shares for a beneficial owner returns a properly executed proxy but has not received voting instructions from the beneficial owner, and such nominee does not possess discretionary authority with respect to such shares. Brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are considered “non-routine” under applicable rules without specific instructions from the beneficial owner. Proposal 1 is considered non-routine, and Proposal 2 is considered routine. Accordingly, your broker will not be entitled to vote your shares on Proposal 1 unless you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement, but your broker will be entitled to vote your shares on Proposal 2 without such instructions.

Abstentions

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Stockholders may abstain with respect to either of the proposals described in this proxy statement.

Effects of Broker Non-Votes and Abstentions

Pursuant to Delaware law and our bylaws, abstentions are not considered votes cast and therefore will not have an effect on the outcome of the vote on either Proposal 1 or Proposal 2. Similarly, broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote on Proposal 1. Because Proposal 2 is considered a routine matter and brokers will be entitled to vote your shares in their discretion if no voting instructions are received, there will be no broker non-votes with respect to that proposal.

Voting by Tellurian Directors and Executive Officers

As of the record date, the directors and executive officers of Tellurian beneficially owned and were entitled to vote 102,306,909 shares of Tellurian common stock, which represent approximately 43.6% of the voting power of the Tellurian capital stock, including the Preferred Stock. The directors and executive officers of Tellurian are expected to vote “FOR” both of the proposals being considered at the Meeting.

Adjournment and Postponement

Adjournments and postponements of the Meeting may be made for the purpose of, among other things, soliciting additional proxies. The Meeting may be adjourned by the chairman of the Meeting or the vote of a majority of Tellurian shares present in person or represented by proxy at the Meeting, even if less than a quorum.

Voting of Proxies

Voting by Proxy Card

All Tellurian shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on the proxy card accompanying this proxy statement. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the election of each director nominee named in Proposal 1 and “FOR” Proposal 2. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Tellurian does not anticipate that any other matters will be raised at the Meeting.

If you are a holder of record, there are two additional ways to submit your proxy:

Submit your proxy by telephone — call toll free 1-800-690-6903.

•	Submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on June 5, 2018.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions the voice provides you.

Submit your proxy by the Internet — http://www.proxyvote.com.

•	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on June 5, 2018.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to obtain your records and create an electronic ballot.

Submitting your proxy by telephone or Internet authorizes the named proxies to vote your shares at the Meeting or any adjournment or postponement thereof in the same manner as if you had marked, signed and returned your proxy card. The law of Delaware, where Tellurian is incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the stockholder.

If your shares are held in “street name,” your broker, bank or other nominee may provide the option of submitting your voting instructions through the Internet or by telephone instead of by mail. Please check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

Voting by Attending the Meeting

Holders of record of Tellurian shares and their authorized proxies may also vote their shares in person at the Meeting. If you attend the Meeting, you may submit your vote in person, and any previous proxies submitted by you will be superseded by the vote that you cast at the Meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Meeting. If you are a holder of record, you may revoke your proxy by:

1.	giving written notice of revocation no later than the commencement of the Meeting to Tellurian’s Corporate Secretary:

•	if before commencement of the Meeting on the date of the Meeting, by personal delivery to Tellurian’s Corporate Secretary at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002; and

•	if delivered before the date of the Meeting, to Tellurian’s Corporate Secretary at Tellurian’s offices, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002;

2.	delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.	voting in person at the Meeting; however, simply attending the Meeting without voting will not revoke an earlier proxy.

Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting, and must follow instructions provided to you by your broker, bank or other nominee to revoke or change your vote.

Solicitation of Proxies; Expenses

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by Tellurian. In addition to the use of the mail, Tellurian or certain of its officers or other employees may solicit proxies by telephone and personal solicitation; however, no additional compensation will be paid to those officers or employees in connection with such solicitation. In addition, the Company has retained Broadridge to provide or coordinate specified telephone and Internet voting, mailing, handling, inspector of election, tabulation, and document hosting services. The estimated fees and expenses payable to Broadridge by the Company for these services are approximately $32,000, plus per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses.

Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of Tellurian stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

No Appraisal Rights

There are no appraisal rights pursuant to Section 262 of the DGCL with respect to any of the proposed corporate actions on which the stockholders are being asked to vote.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Meeting, the proposals to be made at the Meeting or how to submit your proxy, or want additional copies of this proxy statement or the enclosed proxy card, please contact the Corporate Secretary of Tellurian at (832) 962-4000.

PROPOSAL 1—ELECTION OF DIRECTORS TO THE COMPANY’S BOARD

In accordance with the Company’s bylaws, two directors are to be elected at the Meeting to hold office for a term of three years, expiring at the 2021 annual meeting of stockholders. The Company’s bylaws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. Both of the nominees for election at the Meeting, Martin Houston and Jean Jaylet, are currently serving as directors of the Company. Each of Messrs. Houston and Jaylet has consented to being named in this proxy statement as a nominee for election as a director and will serve as a director if elected.

Under the Company’s bylaws, a director will be elected if he or she receives the affirmative vote of the holders of a majority of the votes cast with respect to an election that is not a contested election. Abstentions and broker non-votes will not be considered votes cast for this purpose and therefore will not have an effect on the outcome of the election. Proxies may be voted only for the number of director nominees named by the Board.

Background Information About the Nominees and Other Directors

The following sets forth certain information about (i) each of the Company’s nominees for election as a director at the Meeting to hold office for a term expiring at the 2021 annual meeting of stockholders, and (ii) each director whose term of office continues beyond the Meeting. The information presented includes, with respect to each such person: (a) the year during which he or she first became a director of the Company; (b) his or her other positions with the Company, if any; (c) his or her business experience for at least the past five years; (d) any other director positions held currently or at any time during the past five years with any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended; (e) information regarding involvement in certain legal or administrative proceedings, if applicable; (f) his or her age as of the date of this proxy statement; and (g) the experience, qualifications, attributes, or skills that led to the conclusion that the person should serve as a director for the Company. There are no family relationships among any of Tellurian’s directors or executive officers.

Director Nominees to Hold Office for a Term Expiring at the 2021 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience
Martin Houston	Vice Chairman of the Board	Mr. Houston (age 60) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from February 2016 to February 2017. He was also President of Tellurian Investments from February 2016 until August 2016. Immediately prior to Tellurian Investments, Mr. Houston served as Chairman of Parallax Enterprises LLC (“Parallax Enterprises”) starting in December 2014. From February 2014 until December 2014, Mr. Houston was performing preliminary work related to the formation and business of Parallax Enterprises. Having spent more than three decades at BG Group plc, a Financial Times Stock Exchange (FTSE) 10 international integrated oil and gas company, Mr. Houston retired in February 2014 as the Group’s Chief Operating Officer and an executive director, which positions he held beginning in November 2011 and 2009, respectively. From 2004 to 2009, he was a non-executive director of Severn Trent plc, a U.K. water and sewerage company, he is a former director of the Society of

Name	Other Positions Held with the Company	Age and Business Experience

International Gas Tanker and Terminal Operators (SIGTTO), and from 2008 to 2014 he was the vice president for the Americas of GIIGNL, the International Group of Liquefied Natural Gas Importers. From November 2014 to February 2018, Mr. Houston was the international chairman of the Houston-based investment bank Tudor Pickering Holt. From August 2017 to February 2018, he was a senior advisor to Gresham Advisory Partners Limited, an M&A advisory firm based in Sydney, Australia. Mr. Houston is a senior advisor and chairman of the global energy group of Moelis & Company (a global independent investment bank), sits on the National Petroleum Council of the United States, is a non-executive director of The British United Provident Association Limited (BUPA) (an international healthcare group, serving more than 14 million customers in over 190 countries), is a nonexecutive director of CC Energy Development (a private oil and gas exploration and production company), and is the North American vice chairman of Hakluyt & Company Limited (a strategic information consultancy). Mr. Houston was the first recipient of the CWC LNG Executive of the Year award in 2011 and is a Companion of the Institution of Gas Engineers and Managers as well as a Fellow of the Geological Society of London. As a lover of opera, he sits on the Development Committee of the Royal Opera House in London. In addition, he is on the advisory board of the Center on Global Energy Policy at Columbia University’s School of International Public Affairs (SIPA) in New York.

Mr. Houston is qualified to serve as a director of Tellurian due to his knowledge of and experience in the liquefied natural gas (“LNG”) industry. In addition to his industry experience, he is qualified due to his leadership skills and long-standing senior management experience in the energy industry.

Jean Jaylet

Mr. Jaylet (age 53) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from January 2017 to February 2017. He joined TOTAL S.A. in 1992 in the North Sea division of the Exploration & Production branch, initially as an economist and then as a transportation assets manager for TOTAL Exploration & Production Norge in Oslo. In 1999, he moved to the Gas and Power branch of the TOTAL group and was successively in charge of gas and power trading development for Europe and then gas trading manager in Houston. In 2006, Mr. Jaylet took the position of Vice President Marketing for TOTAL Indonesia based in Jakarta and became subsequently Vice President for the Southern Cone in Paris. Since August 2015, he has been Vice President LNG & Economy in the Gas, Renewables & Power branch of TOTAL S.A. and a member of the Gas Management Committee. Mr. Jaylet started his career in 1989 as an economy lecturer at the IFP School (French Petroleum Institute) in France. He holds degrees from the Ecole Nationale Supérieure d’Arts et Métiers (ENSAM) and from the IFP School (energy and markets program).

Mr. Jaylet is qualified to serve as a director of Tellurian due to his knowledge of and experience in the energy industry.

TOTAL Delaware, Inc. (“TOTAL”), a Delaware corporation and subsidiary of TOTAL S.A., has the right to designate for election one member of Tellurian’s Board. Mr. Jaylet is the current TOTAL designee. TOTAL will retain this right for so long as its percentage ownership of Tellurian’s voting stock is at least 10%. Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust, and Martin Houston entered into a voting agreement pursuant to which Messrs. Souki and Houston and the Souki Family 2016 Trust agreed to vote all shares of Tellurian stock that they own in favor of the TOTAL board designee for so long as TOTAL owns not less than 10% of the outstanding shares of Tellurian common stock.

Directors Continuing in Office for a Term Expiring at the 2019 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience
Brooke A. Peterson	Chairman of the Compensation Committee and Member of the Audit Committee and Governance and Nominating Committee

Mr. Peterson (age 68) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from July 2016 to February 2017. He has been involved in construction, resort development and real estate for more than 35 years, and has been extensively involved in non-profit work since moving to Aspen, Colorado, in 1975. Mr. Peterson is a member of the Colorado Bar and has been licensed to practice law for over 30 years, has served as an arbitrator and mediator since 1985, and has served as a Municipal Court Judge in Aspen since 1981. Mr. Peterson has served as Manager of Ajax Holdings LLC and its affiliated companies since December 2012 and as the Chief Executive Officer of Coldwell Banker Mason Morse since January 2013. Mr. Peterson earned his B.A. degree from Brown University in 1972 and his J.D. degree from the University of Denver College of Law in 1975.

Mr. Peterson is qualified to serve as a director of Tellurian due to his knowledge of and experience in project development and the construction industry.

Charif Souki	Chairman of the Board

Mr. Souki (age 65) has served as a director of Tellurian since February 2017, and he served as a director and Chairman of the board of directors of Tellurian Investments from February 2016 to February 2017. Mr. Souki founded Cheniere Energy, Inc. (“Cheniere”) in 1996 and served as Chairman of the board of directors (2000–2015), Chief Executive Officer (2003–2015), and President (2003–2004 and 2008–2015) until December 2015. Prior to Cheniere, Mr. Souki was an investment banker. Mr. Souki serves on the board of trustees of the American University of Beirut, as a member of the Advisory Board of the Center on Global Energy Policy at Columbia University, and on the International Advisory Board for the Neurological Research Institute (NRI) at Texas Children’s Hospital. Mr. Souki received a B.A. from Colgate University and an M.B.A. from Columbia University.

Mr. Souki is qualified to serve as a director of Tellurian due to his knowledge of and experience in the LNG industry, including his leading the conception, development and construction of the first large-scale LNG export facility in the United States. In addition to his industry experience, he is qualified due to his leadership skills, long-standing senior management experience and public company board experience in the LNG industry.

Name	Other Positions Held with the Company	Age and Business Experience
Don A. Turkleson	Chairman of the Audit Committee and Member of the Compensation Committee

Mr. Turkleson (age 63) has served as a director of Tellurian since March 2017, and he served as Vice President and Chief Financial Officer of Gulf Coast Energy Resources, LLC, a privately held energy exploration and production company, from April 2012 until his retirement in April 2015. He served as Senior Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (NYSE American: CQP), an indirect subsidiary of Cheniere, from November 2006 to March 2009 and was a member of the board of directors of Cheniere Energy Partners GP, LLC from November 2006 until September 2012. From December 2013 until February 2017, Mr. Turkleson served on the board of directors and audit committee of Cheniere Energy Partners LP Holdings, LLC. Since February 2018, Mr. Turkleson has served on the board of directors and as chairman of the finance and audit committees of ACCEL Energy Canada Limited, a privately held company constructing and operating facilities for the delivery of energy, ultra-clean fuels and specialty products. From November 2013 until July 2015, he served on the board of directors of the general partner of QEP Midstream Partners, L.P., a midstream publicly traded master limited partnership. In addition, he served on the board of directors and as the chairman of the audit committee of Miller Energy Resources, Inc., a publicly traded energy exploration, production and drilling company, from January 2011 to April 2014. Mr. Turkleson is a Certified Public Accountant and received a B.S. in Accounting from Louisiana State University. He is also a Board Governance Fellow with the National Association of Corporate Directors.

Mr. Turkleson is qualified to serve as a director of Tellurian due to his background and experience in the energy industry and his background as a Certified Public Accountant.

Directors Continuing in Office for a Term Expiring at the 2020 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience
Diana Derycz-Kessler	Member of the Audit Committee, Compensation Committee, and Governance and Nominating Committee	Ms. Derycz-Kessler (age 53) has served as a director of Tellurian since February 2017, and she served as a director of Tellurian Investments from December 2016 to February 2017. Ms. Derycz-Kessler has an extensive background in law, business and finance and has been an investor in private and public companies, including as a principal of investment advisory firm Bristol Capital Advisors, LLC since 2000. Her companies invest in emerging growth public and private companies that are in a variety of sectors, including oil and gas, biotechnology, technology, education and real estate. Through her investment activities, she has assumed active operational roles, including special counsel to Bristol Capital Advisors, LLC, a 17-year tenure as Chief Executive Officer of media arts college Los Angeles Film School, and manager of commercial property partnerships. Ms. Derycz-Kessler’s early career began as a lawyer in the international oil and gas sector, working at the law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP in New York. Subsequently she joined Occidental Petroleum Corporation, overseeing legal for its Latin American exploration and production operations. More

Name	Other Positions Held with the Company	Age and Business Experience

recently in 2016, Ms. Derycz-Kessler became a partner in UNESCO’s TeachHer program, a private–public sector partnership bridging the global gender gap in education. Ms. Derycz-Kessler holds a law degree from Harvard Law School and a master’s degree from Stanford University in Latin American Studies. She obtained her undergraduate “double” degree in History and Latin American Studies from University of California, Los Angeles (UCLA).

Ms. Derycz-Kessler is qualified to serve as a director of Tellurian due to her knowledge of and experience in the energy industry and her leadership and management experience.

Dillon J. Ferguson	Chairman of the Governance and Nominating Committee

Mr. Ferguson (age 70) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from December 2016 to February 2017. Mr. Ferguson is a partner at Pillsbury Winthrop Shaw Pittman LLP in its energy and litigation practices. Mr. Ferguson focuses his practice on oil and gas law, with an emphasis on both transaction and litigation matters. His clients are comprised of companies and individuals who are engaged in oil and gas activities, including exploration, production, processing, transportation, marketing and consumption. Mr. Ferguson has been a partner at Pillsbury Winthrop Shaw Pittman LLP since May 2016. He was a partner at Andrews Kurth LLP from 2001 to May 2016. Mr. Ferguson earned his B.B.A. from The University of Texas at Austin in 1970 and his J.D. from South Texas College of Law in 1973.

Mr. Ferguson is qualified to serve as a director of Tellurian due to his experience practicing law and counseling energy companies involved in a wide array of transaction and litigation matters.

Meg A. Gentle	President and Chief Executive Officer

Ms. Gentle (age 43) has served as a director and as President and Chief Executive Officer of Tellurian since February 2017 and as President and Chief Executive Officer of Tellurian Investments since August 2016. Ms. Gentle previously served as Executive Vice President-Marketing at Cheniere from February 2014 until August 2016 and served as Senior Vice President-Marketing from June 2013 to February 2014, Senior Vice President and Chief Financial Officer from March 2009 to June 2013, Senior Vice President-Strategic Planning & Finance from February 2008 to March 2009, Vice President of Strategic Planning from September 2005 to February 2008 and Manager of Strategic Planning from June 2004 to September 2005. From 2007 to August 2016, Ms. Gentle was a member of the board of directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (NYSE American: CQP), an indirect subsidiary of Cheniere. Prior to joining Cheniere, Ms. Gentle spent eight years in energy market development, economic evaluation and long-range planning. She conducted international business development and strategic planning for Anadarko Petroleum Corporation, a publicly traded independent energy company, from January 1998 to May 2004 and energy market analysis for Pace Global Energy Services, an energy management and consulting firm, from August 1996 to December 1998. Ms. Gentle received a B.A. in Economics and International Affairs from James Madison University in May 1996 and an M.B.A. from Rice University in May 2004.

Ms. Gentle is qualified to serve as a director of Tellurian due to her knowledge of and experience in the LNG industry and her experience and expertise in finance, financial reporting and management.

Corporate Governance

Director Independence

Tellurian common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “TELL.” Nasdaq listing rules require that a majority of the Company’s directors be “independent directors,” as defined by Nasdaq corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board is currently comprised of eight directors: Charif Souki, Martin Houston, Meg A. Gentle, Diana Derycz-Kessler, Dillon J. Ferguson, Jean Jaylet, Brooke A. Peterson, and Don A. Turkleson. The Board has determined that each of Ms. Derycz-Kessler and Messrs. Ferguson, Jaylet, Peterson, and Turkleson are “independent” for purposes of the Nasdaq listing standards. The Board has determined that Ms. Gentle, Mr. Souki and Mr. Houston are not independent in view of their current or prior executive roles with the Company or its subsidiaries. In assessing the independence of Mr. Peterson, the Board considered his role as the Chief Executive Officer of a company, Ajax Holdings, LLC, which is owned 50% indirectly by Mr. Souki and 50% by the Souki Family 2016 Trust. In assessing the independence of Mr. Ferguson, the Board considered his role as a partner at Pillsbury Winthrop Shaw Pittman LLP, a law firm that represented Tellurian Investments in a recently settled lawsuit and advises Tellurian on various other matters from time to time.

Board Leadership Structure; Executive Sessions

Currently, Ms. Gentle is the Company’s President and Chief Executive Officer, and Mr. Souki is its Chairman. The Board believes that having different individuals serving in the separate roles of Chairman of the Board and Chief Executive Officer is in the best interest of stockholders in the Company’s current circumstances because it reflects the Chief Executive Officer’s responsibility over management of the Company’s operations and the Chairman’s oversight of board functions and strategic development.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate committee receives these reports from the appropriate executive so that it may understand and oversee the strategies used to identify, manage, and mitigate risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s incentive compensation plans, policies, practices and arrangements by considering whether such plans, policies, practices and arrangements encourage unnecessary or excessive risk taking, and presenting concerns to the full Board. The Audit Committee oversees management of financial, legal, and regulatory risks, including with respect to related party transactions. The Governance and Nominating Committee manages risks associated with the independence of the Board.

Code of Conduct and Business Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that summarizes Tellurian’s compliance and ethical standards and the expectations it has for its officers, directors, and employees. Under the Code of Conduct, all directors, officers, and employees must follow ethical business practices in all business relationships, both within and outside of the Company.

The Code of Conduct is available on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.” Tellurian intends to provide disclosure regarding waivers of or amendments to the Code of Conduct by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees

Audit Committee

The Board maintains an Audit Committee that is currently composed of the following directors: Ms. Derycz-Kessler, Mr. Peterson, and Mr. Turkleson (Chairman). The functions of the Audit Committee are set forth in its written charter, as amended on April 13, 2017 (the “Audit Committee Charter”). The Audit Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.” The Board has determined that each member of the committee is independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and that each of Ms. Derycz-Kessler and Mr. Turkleson qualifies as an “audit committee financial expert” as defined in SEC rules. From February 10, 2017 to March 7, 2017, Mr. Houston served as a non-independent member of the Audit Committee pursuant to a temporary exemption provided by applicable Nasdaq rules.

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s accounting and financial reporting processes and the integrity of the Company’s financial statements; (ii) the performance of the Company’s internal accounting and financial controls, disclosure controls and procedures, and internal control over financial reporting; (iii) the audits of the Company’s financial statements and the appointment, engagement, compensation, qualifications, independence, and performance of the Company’s independent registered public accounting firm; and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to select, engage (including approval of the fees and terms of engagement), oversee, and terminate, as appropriate, the Company’s independent registered public accounting firm.

Compensation Committee

The Compensation Committee is comprised of Ms. Derycz-Kessler, Mr. Peterson (Chairman) and Mr. Turkleson. The functions of the Compensation Committee are set forth in its written charter, as amended on April 13, 2017 (the “Compensation Committee Charter”). The Compensation Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.” The Board has determined that each member of the committee qualifies as (i) an independent director under applicable Nasdaq rules, (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Under its charter, the primary duties and responsibilities of the Compensation Committee are to assist the Board in fulfilling its responsibilities with respect to the Company’s compensation plans, policies, programs, and practices, including (i) determining, or recommending to the Board, the compensation of the Company’s chief executive officer and all other executive officers of the Company; and (ii) reviewing and approving, and/or recommending to the Board for its approval, equity and other incentive compensation plans, policies, and programs for the Company’s directors, officers, employees, or consultants, and overseeing and administering such plans, policies, and programs in accordance with their terms. From time to time, the Compensation Committee consults with the Chairman and Vice Chairman of the Board regarding executive and director compensation matters and with the Chief Executive Officer of the Company regarding executive compensation matters.

Governance and Nominating Committee

The Governance and Nominating Committee is comprised of Ms. Derycz-Kessler, Mr. Ferguson (Chairman) and Mr. Peterson. The functions of the Governance and Nominating Committee are set forth in its written charter, as amended on April 13, 2017 (the “Governance and Nominating Committee Charter”). The Governance and Nominating Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Board committees.” The Board has determined that each member of the committee is independent under applicable Nasdaq rules.

Under its charter, the Governance and Nominating Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) identifying individuals qualified to serve as directors; (ii) recommending to the Board candidates for nomination for election to the Board at the annual meeting of stockholders or to fill Board vacancies; and (iii) developing and recommending to the Board a set of corporate governance guidelines and reviewing on a regular basis the overall corporate governance of the Company.

Communications with Directors

Any stockholder wishing to communicate with the Board or any individual director may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Attention: Corporate Secretary

Telephone: (832) 962-4000

Facsimile: (832) 962-4055

Website: http://www.tellurianinc.com

E-mail: ir@tellurianinc.com

All communications will be forwarded to the Board or the relevant Board member. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Stockholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

Director Attendance at Annual Meetings

The Company does not have a policy regarding attendance of directors at annual meetings of stockholders. Except for Messrs. Jaylet and Peterson, all of the Company’s current directors attended the Company’s last annual meeting of stockholders held on September 20, 2017.

The Board Nomination Process

The Governance and Nominating Committee identifies director nominees based on recommendations from management, directors, stockholders, and other sources. The Governance and Nominating Committee identifies nominees who it believes possess qualities such as personal and professional integrity, sound business judgment, and LNG industry or financial expertise. The Board and the Governance and Nominating Committee believe that it is important to consider diversity for Board and management positions and that it is essential that diverse viewpoints are represented on the Board. Accordingly, the Board and the Governance and Nominating Committee consider the diversity of Board members in terms of opinions, perspectives, personal and professional experiences and backgrounds (including but not limited to gender, race, and ethnicity) in making their selections for nominees to the Board. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board and Governance and Nominating Committee will consider any director candidates recommended to the Board by stockholders on the same basis as candidates submitted by others. Stockholders who wish to recommend a prospective director nominee for consideration by the Board should notify the Corporate Secretary in writing at the Company’s offices at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002. The Corporate Secretary will forward all such stockholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the stockholder considers appropriate but should include at a minimum such background and biographical material as will enable the Governance and Nominating Committee to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. No stockholder nominations were received by the Board in 2017.

Report of the Audit Committee

In connection with the preparation and filing of the audited financial statements of Tellurian, for the fiscal year ended December 31, 2017 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

•	The Audit Committee also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

•	The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2018.

Respectfully submitted by the Audit Committee of the Board of Directors,

Don A. Turkleson (Chairman)

Diana Derycz-Kessler

Brooke A. Peterson

Board and Committee Meetings Held During 2017

During 2017, eight meetings of the Board, 10 meetings of the Audit Committee, five meetings of the Compensation Committee and six meetings of the Governance and Nominating Committee were held. During 2017, all of the directors then in office attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the directors served.

Vote Required for Approval

The election of each director nominee pursuant to Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast with respect to the election, assuming that a quorum exists.

If you fail to vote or submit a proxy or fail to instruct your broker to vote, it will have no effect on the election of director nominees pursuant to Proposal  1, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote to elect each of Martin Houston and Jean Jaylet to the Board for a three-year term.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

The Audit Committee has appointed and engaged Deloitte to serve as the independent registered public accounting firm to audit Tellurian’s financial statements for the fiscal year ending December 31, 2018, and to perform other appropriate audit-related services. Deloitte began serving as the independent registered public accounting firm of Tellurian beginning on February 13, 2017. Tellurian stockholders are hereby asked to ratify the Audit Committee’s appointment of Deloitte as the independent registered public accounting firm of Tellurian for the fiscal year ending December 31, 2018.

EKS&H LLLP (“EKS&H”) served as the independent registered public accounting firm of Magellan as of and for the fiscal years ended June 30, 2015 and 2016. Deloitte served as the independent registered public accounting firm of Tellurian Investments. Upon the closing of the Merger, the Audit Committee determined that Deloitte would serve as the independent registered public accounting firm of the Company. The decision to engage Deloitte was made by the Audit Committee on February 10, 2017 and was disclosed in a Current Report on Form 8-K filed on February 13, 2017.

During the fiscal years ended June 30, 2015 and 2016, EKS&H’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each report contained a modification to the effect that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2015 and 2016 and the subsequent period through February 13, 2017, (i) there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2015 and 2016 and the subsequent period through February 13, 2017, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Audit Committee is solely responsible for selecting the independent auditors of Tellurian. Although stockholder ratification of the appointment of Deloitte is not required by law or Tellurian’s governing documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the Tellurian stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment of Deloitte is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tellurian and its stockholders.

Tellurian expects that a representative from Deloitte will be present at the Meeting. Any such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountants’ Fees and Services

Deloitte served as the principal accountant for the audit of Tellurian Investment’s consolidated financial statements for the fiscal year ended December 31, 2016 and as the principal accountant for the audit of Tellurian’s consolidated financial statements for the fiscal year ended December 31, 2017 and review of Tellurian’s condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2017. Information about Deloitte’s fees and services in those years is provided below.

EKS&H served as Magellan’s principal accountant for the audit of Magellan’s consolidated financial statements for the fiscal years ended June 30, 2016 and June 30, 2015 and review of Magellan’s condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for those fiscal years and each of the quarterly periods ended September 30, 2016 and December 31, 2016. Information about EKS&H’s fees and services in those years is provided below.

Audit Fees

The aggregate fees paid or to be paid to Deloitte for the audit of the consolidated financial statements of Tellurian and the review of the condensed consolidated financial statements included in Tellurian’s Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2017 were $734,000. The aggregate fees paid or to be paid to Deloitte for the audit of the consolidated financial statements of Tellurian Investments for the fiscal year ended December 31, 2016 included in Tellurian’s Current Report on Form 8-K/A filed with the SEC on March 15, 2017 was $890,849.

The aggregate fees paid or to be paid to EKS&H for the audit of the consolidated financial statements included in Magellan’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2016 and June 30, 2015, and the review of the condensed consolidated financial statements included in Magellan’s Quarterly Reports on Form 10-Q for the Transition Period and for the fiscal years ended June 30, 2016 and June 30, 2015 were $55,773, $223,531 and $268,566, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte in connection with audit-related services provided to Tellurian during the fiscal year ended December 31, 2017 were $270,000. The aggregate fees paid or to be paid to Deloitte in connection with audit-related services provided to Tellurian Investments during the Transition Period were $1,004,500.

The aggregate fees paid or to be paid to EKS&H in connection with audit-related services provided to Magellan during the Transition Period and the fiscal years ended June 30, 2016 and June 30, 2015 were $53,680, $0 and $41,500, respectively.

Audit-related services related to, among other things, review of registration statements, the provision of comfort letters and attendance at stockholder and Audit Committee meetings.

Tax Fees

The aggregate fees paid or to be paid to Deloitte in connection with tax services provided to Tellurian during the fiscal year ended December 31, 2017 were $50,180. The aggregate fees paid or to be paid to Deloitte for tax services rendered to Tellurian Investments during the Transition Period were $199,508.

The aggregate fees paid or to be paid to EKS&H for tax services rendered to Magellan during each of the Transition Period and the fiscal years ended June 30, 2016 and June 30, 2015 were $0.

All Other Fees

The aggregate other fees paid or to be paid to Deloitte for any other services rendered to Tellurian during the fiscal year ended December 31, 2017 were $0. The aggregate other fees paid or to be paid to Deloitte for any other services rendered to Tellurian Investments during the Transition Period were $0.

The aggregate other fees paid or to be paid to EKS&H for any other services rendered to Magellan during the Transition Period and the fiscal years ended June 30, 2016 and June 30, 2015 were $0, $11,423, and $0, respectively.

The relevant services performed related to the review of certain pro forma financial information.

Pre-Approval Policies

Under the terms of its charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees, tax fees, and all other fees paid or to be paid during the Transition Period and the fiscal years ended December 31, 2017 and June 30, 2016 were approved by the Audit Committee.

Vote Required for Approval

Approval of Proposal 2 will require the affirmative vote of the holders of a majority of the votes cast on the matter, assuming that a quorum exists.

If you fail to vote or submit a proxy, fail to instruct your broker to vote (and your broker does not exercise its discretion to vote your shares on this matter) or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal 2, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote “FOR” the proposal to ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

We have designed our executive and non-employee director compensation programs with a goal of attracting and retaining highly qualified officers and directors and aligning the interests of our officers and directors with those of our stockholders. The following summarizes compensation for our directors and named executive officers for the periods presented.

Named Executive Officers

Tellurian’s named executive officers (“NEOs”) during the fiscal year ended December 31, 2017 were Ms. Gentle, R. Keith Teague, Daniel A. Belhumeur and Mr. Lafargue. Ms. Gentle has served as Tellurian’s President and Chief Executive Officer since February 10, 2017. Mr. Teague has served as Tellurian’s Executive Vice President and Chief Operating Officer since February 10, 2017. Mr. Belhumeur has served as Tellurian’s General Counsel since February 10, 2017. Mr. Lafargue, Senior Vice President and Chief Financial Officer of the Company, joined Magellan in August 2010 and has served in a variety of roles, including as President and Chief Executive Officer of Magellan from August 2016 until the closing of the Merger.

Summary Compensation Table

The following table shows the compensation paid or accrued to the Company’s NEOs for the fiscal year ended December 31, 2017, the Transition Period for the six months ended December 31, 2016 (indicated as “TP”), and the fiscal year ended June 30, 2016.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compen- sation (5)	Total
Meg A. Gentle, President and Chief Executive Officer	2017	$534,231	$—	$977,957	$550,620	$44,694	$2,107,501
R. Keith Teague, Executive Vice President and Chief Operating Officer	2017	$356,154	$—	$782,728	$307,800	$39,461	$1,486,143
Daniel A. Belhumeur, General Counsel	2017	$267,115	$—	$672,885	$273,600	$38,561	$1,252,162
Antoine J. Lafargue, Senior Vice President and Chief Financial Officer and Former President and Chief Executive Officer	2017	$344,930	$990,000	$11,787,359	$256,500	$259,262	$13,638,050
	TP	$158,195	$—	$—	$—	$15,777	$173,972
	2016	$302,534	$—	$—	$—	$31,714	$334,248

(1)	Salary is the salary paid by Tellurian from February 10, 2017 through December 31, 2017 for Ms. Gentle and Messrs. Teague and Belhumeur. Salary for Mr. Lafargue is the salary from February 11, 2017 through December 31, 2017 paid by Tellurian and the salary from January 1, 2017 through February 10, 2017 paid by Magellan. On January 25, 2018, the Board approved certain base salary increases effective as of February 1, 2018 for certain of the Company’s named executive officers. The annual base salary of (i) Ms. Gentle was increased from $600,000 to $700,000, (ii) Mr. Teague was increased from $400,000 to $500,000, and (iii) Mr. Belhumeur was increased from $300,000 to $400,000.
(2)

The signing bonus of $990,000 in cash was contingent upon Mr. Lafargue’s execution of a waiver with respect to his employment agreement with Magellan, dated as of October 31, 2014, and amended as of October 12, 2015 (the “2014 Lafargue Agreement”), and the rights and obligations thereunder. In connection with such waiver, 62,500 shares of Magellan restricted stock and options to acquire a total of 259,373 shares of Magellan common stock held by Mr. Lafargue were terminated. Pursuant to his employment agreement with Tellurian, dated as of February 9, 2017 (the “2017 Lafargue Agreement”), if Mr. Lafargue’s employment is terminated by Tellurian without “Cause” (other than for “Disability”) (in each case, as defined in the 2017 Lafargue Agreement) during the agreement’s three-year term, Tellurian must provide him with continued payment of his base salary at the time of termination for the remainder of the three-year term, subject to certain conditions.
(3)	On February 24, 2017, Ms. Gentle and Messrs. Teague and Belhumeur received vested shares of Tellurian common stock under the Tellurian 2016 Omnibus Incentive Compensation Plan as a performance bonus award. In connection with the 2017 Lafargue Agreement, Mr. Lafargue received 800,000 shares of Tellurian restricted stock, of which 650,000 shares will vest upon the affirmative final investment decision by the Board with respect to the Driftwood LNG project (“FID”) and 150,000 shares vest in equal quarterly installments over an 18-month period ending on August 10, 2018.

On January 25, 2018, the Compensation Committee recommended that the Board approve, and the Board approved, discretionary bonus awards for the NEOs in connection with performance for the fiscal year ended December 31, 2017. The Compensation Committee evaluated the progress of the Company in relation to the implementation of the Company’s overall strategic plan and plan of operations for the 2017 fiscal year and considered each NEO’s role in implementing these plans. The bonus awards were granted by the Board based on the Compensation Committee’s discretionary judgment and recommendation as to whether the performance of each NEO had been at a level that warranted a bonus award. The Compensation Committee considered the following factors, among other items: (i) the execution of the lump sum turnkey agreements for the engineering, procurement and construction of the Driftwood LNG terminal at an estimated construction cost of under $550 per tonne; (ii) the filing of the joint permit application for Driftwood LNG terminal and pipeline with the U.S. Federal Energy Regulatory Commission; (iii) the purchase of acreage in the Haynesville Basin with substantial natural gas resources; (iv) the charter of an LNG vessel; (v) the closing of the Merger; (vi) securing over $200 million in private equity investments; (vii) the closing of a public offering of common stock with over $100 million in net proceeds (including the exercise of the underwriters’ over-allotment option); and (viii) maintaining expenditures below budgeted levels. The Compensation Committee considered each NEO’s 2017 annual bonus award targets and his or her overall contribution to the achievement of the Company’s 2017 performance but did not assign percentages or other relative values to the factors noted above or to each NEO’s level of performance to determine his or her bonus award amount. Mr. Belhumeur’s employment letter agreement provides that Mr. Belhumeur is eligible to receive an annual discretionary bonus based on company and personal performance milestones with a target value of 100% of base salary and a stretch target of 150% of base salary. The 2017 Lafargue Agreement provides that Mr. Lafargue is eligible to receive an annual discretionary bonus based on company and personal performance milestones with a target value of 150% of base salary and a stretch target of 200% of base salary. The Compensation Committee recommended dollar value amounts for each NEO’s bonus award and that the bonus award be granted in the form of vested shares of Tellurian common stock. The number of shares of Tellurian common stock was determined based on the $9.74 closing price of Tellurian common stock as of the last trading day in 2017.

(4)	On October 16, 2017, Ms. Gentle and Messrs. Teague, Belhumeur and Lafargue received non-qualified options under the Amended and Restated Tellurian 2016 Omnibus Incentive Compensation Plan (the “2016 Tellurian Plan”). One-third of each option award will vest in three equal annual installments beginning on October 16, 2018. The exercise price of the options was $10.32. Amounts reported represent the aggregate grant date fair value of the option awards calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(5)	The amounts entitled “All Other Compensation” for the fiscal year ended December 31, 2017, the Transition Period and the fiscal year ended June 30, 2016 are detailed in the following table:

Name	Year	Medical Premiums and Other Welfare Related Costs (1)	Perqui- sites and Other Personal Benefits (2)	Vacation Paid Out (3)		Premi- ums for Life and Disability Insur- ance Plans (4)	Commut- ing Expenses (5)	Reloca- tion Expenses (6)	Income Tax Reim- bursed (7)	Company Contribu- tions to 401(k) Plans (8)	Total
Meg A. Gentle	2017	$29,164	$5,575		$—	$954	$—	$—	$—	$9,000	$44,694
R. Keith Teague	2017	$19,929	$2,378		$—	$954	$—	$—	$—	$16,200	$39,461
Daniel A. Belhumeur	2017	$18,197	$3,211		$—	$954	$—	$—	$—	$16,200	$38,561
Antoine J. Lafargue	2017	$30,318	$1,780		$115,608	$1,167	$52,112	$9,408	$32,669	$16,200	$259,262
	TP	$9,230	$1,400		$—	$722	$—	$—	$—	$4,425	$15,777
	2016	$18,455	$2,460	$		$1,444	$—	$—	$—	$9,355	$31,714

(1)	Comprised of healthcare insurance premiums, healthcare deductible reimbursements, dental insurance premiums and vision premiums.
(2)	Comprised of club memberships and secure parking fees.
(3)	Comprised of the payment of accrued paid time off remaining upon termination of the 2014 Lafargue Agreement.
(4)	Comprised of premiums for life and disability insurance.
(5)	Comprised of transportation expenses during Mr. Lafargue’s transition to the Company’s Houston headquarters.
(6)	Comprised of relocation expenses in connection with Mr. Lafargue’s transition to the Company’s Houston headquarters.
(7)	Comprised of taxes paid by the Company on behalf of Mr. Lafargue for commuting and relocation expenses.
(8)	Comprised of the value of the Company match in connection with the Company’s 401(k) defined contribution plan.

Tax and Accounting Considerations

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation. For tax years beginning on or after January 1, 2018, the Tax Cuts and Jobs Act (the “TCJA”) generally eliminated an exception to the non-deductibility of compensation in excess of $1 million per year paid to certain executive officers of the Company (“covered employees”) under Section 162(m) of the Code for certain qualified performance-based compensation, and expanded the scope of “covered employees” whose compensation may be subject to this deduction limit to include the Company’s chief financial officer and former covered employees of the Company for tax years beginning after December 31, 2016. We intend to design programs that recognize a range of performance criteria important to our success, even though compensation paid under such programs may not be deductible. In addition, we design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code. Although we take into account the tax, accounting and disclosure rules associated with various forms of compensation, the design of our programs is focused primarily on attracting and retaining the most qualified executives and incentivizing those individuals to meet strategic company goals and to increase stockholder value.

Outstanding Equity Awards at December 31, 2017

	Option Awards (1)					Stock Awards
Name	Number of securities underlying un- exercised options (#) exercisable	Number of securities underlying un- exercised options (#) Un- exercisable	Equity incentive plan awards: Number of securities underlying un- exercised unearned options (#)	Option exer- cise price ($)	Option expiration date	Num- ber of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Meg A. Gentle	—	161,000	—	$10.32	10/16/2027	—	—	3,250,000	$31,655,000
R. Keith Teague	—	90,000	—	$10.32	10/16/2027	—	—	3,250,000	$31,655,000
Daniel A. Belhumeur	—	80,000	—	$10.32	10/16/2027	—	—	1,170,000	$11,395,800
Antoine J. Lafargue	—	75,000	—	$10.32	10/16/2027	75,000	$730,500	650,000	$6,331,000

(1)	One-third of each option award will vest in three equal annual installments beginning on October 16, 2018.
(2)	Reflects shares of Tellurian restricted stock that vest in equal installments of 25,000 shares on each of February 10, 2018, May 10, 2018 and August 10, 2018, subject to continued employment through each applicable vesting date.
(3)	Reflects shares of Tellurian restricted stock that will vest upon FID.

Director Compensation

The following table sets forth the compensation earned or paid by the Company to its non-employee directors during the fiscal year ended December 31, 2017. The Board has not determined what compensation will be paid to directors for service in 2018 and subsequent years.

Name	Year	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compen- sation	Total
Charif Souki, Chairman (2)	2017	$—	$229,268	$2,770	$232,039
Martin Houston, Vice Chairman (2)	2017	$—	$229,268	$13,488	$242,756
Diana Derycz-Kessler	2017	$—	$229,268	$—	$229,268
Dillon J. Ferguson	2017	$—	$229,268	$—	$229,268
Jean Jaylet (3)	2017	$—	$—	$—	$—
Brooke A. Peterson	2017	$—	$229,268	$—	$229,268
Don A. Turkleson (4)	2017	$—	$217,222	$—	$217,222
J. Robinson West (5)	2017	$5,833	$581,465	$67,765	$655,063
Brendan S. MacMillan (5)	2017	$4,417	$456,019	$54,251	$514,687
Ronald P. Pettirossi (5)	2017	$4,250	$344,499	$42,251	$391,000

(1)

The stock awards column represents the aggregate grant date fair value of the vested shares of Tellurian common stock and restricted shares of Tellurian stock granted during the fiscal year ended December 31, 2017 as computed in accordance with FASB ASC Topic 718. On July 21, 2017, each of Messrs. Souki, Houston, Ferguson and Peterson and Ms. Derycz-Kessler received 5,934 vested shares of Tellurian common stock and 19,512 restricted shares of Tellurian stock under the 2016 Tellurian Plan, and

Mr. Turkleson received 4,597 vested shares of Tellurian common stock and 19,512 restricted shares of Tellurian stock under the 2016 Tellurian Plan, in each case in connection with his or her board service during the fiscal year ended December 31, 2017. For each director, the grant date value of the award was determined by multiplying the number of vested shares of Tellurian common stock and restricted shares of Tellurian stock by $9.01, the closing price of Tellurian common stock on July 21, 2017, the date of grant. As of December 31, 2017, each of Messrs. Souki, Houston, Ferguson, Peterson and Turkleson and Ms. Derycz-Kessler held 19,512 restricted shares of Tellurian stock that were granted under the 2016 Tellurian Plan. The shares of restricted stock vest in equal installments on each of September 1, 2017, December 1, 2017, March 1, 2018 and June 1, 2018.
(2)	All other compensation is comprised of club memberships for Mr. Souki and club memberships ($3,763), medical, dental and vision benefits ($8,935), and premiums for general life insurance ($790) for Mr. Houston.
(3)	Mr. Jaylet is the current TOTAL designee on the Board pursuant to the voting agreement among Tellurian, Tellurian Investments, TOTAL, Mr. Souki, the Souki Family 2016 Trust, and Mr. Houston.
(4)	Mr. Turkleson was appointed to the Board on March 7, 2017.
(5)	Each of Mr. West, Mr. MacMillan and Mr. Pettirossi resigned as a director of Magellan in connection with the Merger effective as of February 10, 2017. Pursuant to the Merger Agreement, at the closing of the Merger, any and all contractual or similar obligations with respect to accrued compensation payable to Magellan directors from Magellan or its affiliates, or otherwise owed to the Magellan directors as a result of their services as Magellan directors, were released, except for (i) 99,138 shares of Magellan common stock, which was issued to and divided among the Magellan directors at the closing of the Merger and (ii) the total sum of $162,016, which was divided among the Magellan directors and paid in cash at the closing of the Merger, but such release did not affect any right of the Magellan directors to indemnification and insurance as provided in the Merger Agreement.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated Tellurian 2016 Omnibus Incentive Compensation Plan	2,011,171	$10.32	31,023,052
Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan	59,373	$13.22	—
Magellan Petroleum Corporation 1998 Stock Incentive Plan	100,000	$16.84	—
Equity compensation plans not approved by security holders	—	$—	—

Total	2,170,544	$10.70	31,023,052

Tellurian Executive Officers

As of April 20, 2018, our executive officers were as follows:

Name	Title	Age
Meg A. Gentle	President and Chief Executive Officer	43
R. Keith Teague	Executive Vice President and Chief Operating Officer	53
Antoine J. Lafargue	Senior Vice President and Chief Financial Officer	43
Daniel A. Belhumeur	General Counsel	39
Khaled Sharafeldin	Chief Accounting Officer	55

See “Proposal 1—Election of Directors to the Company’s Board—Directors Continuing in Office for a Term Expiring at the 2020 Annual Meeting of Stockholders” for biographical information concerning Ms. Gentle.

R. Keith Teague has served as the Executive Vice President and Chief Operating Officer of Tellurian since February 2017, and he served as Executive Vice President and Chief Operating Officer of Tellurian Investments from October 2016 until the completion of the Merger. Mr. Teague previously served as Executive Vice President, Asset Group at Cheniere from February 2014 until September 2016. Mr. Teague served at Cheniere as Senior Vice President-Asset Group from April 2008 to February 2014. Mr. Teague also served as President of CQH Holdings Company, LLC (formerly known as Cheniere Pipeline Company), a wholly owned subsidiary of Cheniere, from January 2005 until September 2016. Prior to April 2008, he served as Vice President-Pipeline Operations of Cheniere beginning in May 2006. Mr. Teague began his career with Cheniere in February 2004 as Director of Facility Planning. Prior to joining Cheniere, Mr. Teague served as the Director of Strategic Planning for the CMS Panhandle Companies from December 2001 until September 2003. He began his career with Texas Eastern Transmission Corporation, where he managed pipeline operations and facility expansion. Mr. Teague received a B.S. in Civil Engineering from Louisiana Tech University and an M.B.A. from Louisiana State University.

Antoine J. Lafargue has served as the Senior Vice President and Chief Financial Officer of Tellurian since February 2017, and he served as Magellan’s President and Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary from August 2016 until February 2017, and ceased holding each of those positions other than Chief Financial Officer upon the completion of the Merger. From June 2015 to August 2016, Mr. Lafargue served as Magellan’s Senior Vice President and Chief Financial Officer, Treasurer, and Corporate Secretary. From October 2014 to June 2015, Mr. Lafargue served as Magellan’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and from August 2010 to October 2014, Mr. Lafargue served as the Company’s Vice President, Chief Financial Officer and Treasurer. Previously, Mr. Lafargue served in a number of senior financial management positions in the United States and Europe, including with private equity and investment banking firms, focusing on investments in the energy and infrastructure sectors. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France.

Daniel A. Belhumeur has served as the General Counsel of Tellurian since February 2017, and he served as General Counsel of Tellurian Investments from October 2016 until the completion of the Merger. Mr. Belhumeur served at Cheniere as Vice President, Tax and General Tax Counsel from January 2011 to October 2016. He served as Cheniere’s Tax Director from January 2010 to December 2010. From 2007 to 2010, he served as Cheniere’s Domestic Tax Counsel. Mr. Belhumeur began his career in public accounting after he received his Bachelor’s degree and Master’s degree in Accounting from Texas A&M University. He then went on to obtain his law degree from the University of Kansas School of Law and his LL.M. from the Georgetown University Law Center.

Khaled Sharafeldin has served as the Chief Accounting Officer of Tellurian since February 2017, and he served as Chief Accounting Officer of Tellurian Investments from January 2017 until the completion of the Merger. Mr. Sharafeldin served as Vice President – Internal Audit at Cheniere from April 2012 to January 2017. From 2010 to 2011 he served as Director – Quality Management at Pride International. From 2005 to 2010 Mr. Sharafeldin was Director of Internal Audit at Pride International. From 2003 to 2005, he served as Director of Internal Audit at BJ Services Company. From 1996 to 2003, he served in several financial management roles at Schlumberger Limited. From 1991 to 1996, he was employed by the public accounting firm Price Waterhouse LLP in Houston, Texas. Mr. Sharafeldin received his Bachelor of Commerce from Cairo University in Egypt. He is also a Certified Public Accountant in the State of California.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company recognizes that transactions in which the Company participates and any of the Company’s directors, executive officers or substantial security holders have a direct or indirect material interest can present potential or actual conflicts of interest. The charter of the Audit Committee requires it to review and approve any related party transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

Set forth below is a description of all transactions between the Company and such related persons since July 1, 2015 that are required to be disclosed under Item 404 of Regulation S-K.

Cheniere Litigation

In July 2017, Tellurian Investments, Driftwood LNG LLC (“Driftwood LNG”), Martin Houston, and three other individuals were named as third-party defendants in a lawsuit filed in state court in Harris County, Texas, between Cheniere Energy, Inc. and one of its affiliates, on the one hand (collectively, “Cheniere”), and Parallax Enterprises and certain of its affiliates (not including Parallax Services LLC, now known as Tellurian Services LLC (“Tellurian Services”)) on the other hand (collectively, “Parallax”). In October 2017, Driftwood Pipeline LLC (“Driftwood Pipeline”) and Tellurian Services were also named by Cheniere as third-party defendants. Cheniere alleges that it entered into a note and a pledge agreement with Parallax. Cheniere claims that the third-party defendants tortiously interfered with the note and pledge agreement and aided in the fraudulent transfer of Parallax assets. Cheniere is seeking unspecified amounts of monetary damages and certain equitable relief. We believe that Cheniere’s claims against Tellurian Investments, Driftwood LNG, Driftwood Pipeline and Tellurian Services are without merit and do not expect the resolution of the suit to have a material effect on our results of operation or financial condition. Trial has been set for September 2018. Mr. Houston, a co-defendant in the lawsuit with Tellurian Investments, Driftwood LNG, Driftwood Pipeline, and Tellurian Services, is a director of the Company and beneficial owner of more than 5% of Tellurian’s issued and outstanding common stock.

Non-current Note Receivable Due from Related Party

Prior to Tellurian Investments’ acquisition of Tellurian Services, Tellurian Services issued an interest-free $251,000 non-current note receivable to Mr. Houston. The note was used to provide the collateral required to secure a personal $500,000 line of credit as part of a covenant related to the lease of our corporate headquarters located in Houston, Texas. On July 28, 2017, the note was repaid in full, and the demand note evidencing the receivable was canceled.

Tarek Souki Employment Agreement

On July 28, 2016, the board of directors of Tellurian Investments approved the employment agreement between Tarek Souki, the son of Charif Souki, and Tellurian LNG UK Ltd, a wholly owned subsidiary of Tellurian Investments (“Tellurian UK”). Tarek Souki serves as Senior Vice President, Marketing and Trading of Tellurian UK in the Company’s London office. Mr. Souki’s employment agreement (under U.K. law) with Tellurian UK dated August 5, 2016 (the “T. Souki Employment Agreement”) provides for an annual base salary of £267,000. Mr. Souki received a signing bonus of £89,000 upon entering into the T. Souki Employment Agreement. The T. Souki Employment Agreement also provides for an annual target bonus of 150% of Mr. Souki’s base salary with a stretch target bonus of 200% of his base salary. The annual bonus is purely discretionary on the part of Tellurian UK and will be based on achievement of various performance milestones of Tellurian UK, Tellurian Investments and Mr. Souki. The T. Souki Employment Agreement is terminable by either party upon six months’ written notice and by Tellurian UK for “Cause” (as defined in the T. Souki Employment Agreement). In connection with the T. Souki Employment Agreement, Mr. Souki was granted 500,000 shares of Tellurian Investments restricted common stock pursuant to the Amended and Restated Tellurian Investments 2016 Omnibus Incentive Plan (the “2016 Tellurian Investments Plan”). These restricted shares converted into 650,000 shares of Tellurian common stock in the Merger and do not vest until FID. The T. Souki Employment Agreement does not have a fixed term and is continuously subject to termination under the terms of the agreement.

On February 8, 2017, Tellurian UK entered into a letter amendment (the “T. Souki Amendment”) to the T. Souki Employment Agreement. Pursuant to the T. Souki Amendment, Mr. Souki’s annual discretionary bonus entitlement was modified such that his target annual bonus decreased from 150% of his base salary to 100% of his base salary, and his stretch target bonus decreased from 200% of his base salary to 150% of his base salary. In consideration for the entry into the T. Souki Amendment, the compensation committee of the board of directors of Tellurian Investments approved a grant of 76,923 vested shares of common stock of Tellurian Investments under the 2016 Tellurian Investments Plan. The grant was made on February 8, 2017, pursuant to the terms of the 2016 Tellurian Investments Plan and the award agreement entered into with Mr. Souki. These shares of vested stock were converted into 100,000 shares of Tellurian common stock in the Merger.

On November 21, 2017, Tellurian UK paid £51,044 in taxes on behalf of Mr. Souki in connection with the 500,000 shares of Tellurian Investments restricted common stock issued to him in 2016.

On January 25, 2018, the Compensation Committee recommended that the Board approve, and the Board approved, (i) effective as of February 1, 2018, a fiscal 2018 base salary increase of £17,000 (from £267,000 to £284,000) for Mr. Souki and (ii) a grant under the 2016 Tellurian Plan of 51,334 vested shares of Tellurian common stock to Mr. Souki in connection with an annual performance bonus for the fiscal year ended December 31, 2017.

Bonini–Kettlety Lawsuit and Various Corporate Matters

In May 2016, Simon M. Bonini and Paul C. Kettlety, once prospective investors in Parallax Enterprises, sued Mr. Houston, Tellurian Investments, Tellurian Services and certain other persons and entities, asserting various causes of action and requesting various remedies. In April 2017, the parties to the litigation and the plaintiffs’ counsel executed a Compromise Settlement Agreement and Mutual Release, pursuant to which, among other things, (i) Mr. Houston agreed to transfer (A) 825,000 shares of common stock of Tellurian to each of Mr. Bonini and Mr. Kettlety and (B) 350,000 shares of common stock of Tellurian to the plaintiffs’ counsel; (ii) the Company agreed to file a prospectus supplement with respect to the sales of those shares by Messrs. Bonini and Kettlety and the plaintiffs’ counsel; and (iii) Messrs. Bonini and Kettlety released all claims against the defendants. The Company filed the prospectus supplement in April 2017. In 2017, the Company incurred approximately $586,638 in fees to a law firm for legal advice in connection with the Bonini–Kettlety lawsuit. Dillon J. Ferguson is a partner at that law firm and was involved in the defense of the lawsuit as counsel.

In 2017, the Company also incurred approximately $129,187 in fees to the law firm at which Mr. Ferguson is a partner for legal advice in connection with various corporate matters.

Obligations under Parallax Services Agreements

On April 9, 2016, Tellurian Investments acquired Tellurian Services LLC, formerly known as Parallax Services LLC (“Parallax Services”). Parallax Services was primarily engaged in general and administrative support services to a group of related companies, including Parallax Enterprises and Parallax Energy LLC (“Parallax Energy”). Parallax Energy is wholly owned by Mr. Houston, Vice Chairman of the Board of Tellurian. Parallax Enterprises is owned by Mr. Houston and three other current or former Tellurian employees. Parallax Services was party to certain service agreements with Parallax Energy, Parallax Enterprises and their respective subsidiaries. These agreements were terminated in accordance with their terms effective as of December 31, 2016, with each party’s payment and reimbursement obligations under the agreements surviving such termination. On November 7, 2017, the Audit Committee of the Board approved the discharge, on a net basis, of $287,157 in aggregate payment and reimbursement obligations of Parallax Energy, Parallax Enterprises and their respective subsidiaries to Tellurian Services, and the discharge was made effective when the governing discharge agreements were signed on December 23, 2017.

Contingent Production Payments to Nautilus Technical Group LLC and Eastern Rider LLC

On September 30, 2016, Magellan entered into a purchase and sale agreement (the “Nautilus Tech PSA”) with the former owners (collectively, the “Nautilus/Eastern Rider Sellers”) of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC, including an entity controlled by J. Thomas Wilson, former President and Chief Executive Officer and director of Magellan until his resignation in August 2016. Pursuant to the Nautilus Tech PSA, Magellan agreed to issue to the Nautilus/Eastern Rider Sellers an aggregate of 90,350 shares of Magellan common stock in exchange for all rights of the Nautilus/Eastern Rider Sellers to a contingent production payment of up to $5.0 million potentially payable by Magellan to the Nautilus/Eastern Rider Sellers relating to production from the Poplar field, which was owned by Magellan until the closing of the transactions contemplated by the Exchange Agreement between Magellan and One Stone Holdings II LP effective as of August 1, 2016. The contingent production payment right resulted from a purchase and sale agreement entered into in September 2011 pursuant to which Magellan initially acquired its interests in the Poplar field. The shares issuable under the Nautilus Tech PSA were issued, and the contingent production payment right was terminated, following the closing of the Merger. Mr. Wilson’s interest in the Nautilus Tech PSA approximated 51% of the consideration paid by Magellan to the Nautilus/Eastern Rider Sellers under the Nautilus Tech PSA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the number of shares of Tellurian common stock owned beneficially by each director and named executive officer of the Company as of April 20, 2018 (unless another date is specified by footnote below), and by all current directors and executive officers of Tellurian as a group:

	Amount and Nature of Beneficial Ownership *
Name of Individual or Group (a)	Shares		Percent of Class (b)
Charif Souki, Chairman	54,480,613	(c)	23.9%
Brooke A. Peterson, Director	26,575,364	(d)	11.6%
Martin Houston, Vice Chairman	24,020,778	(e)	10.5%
Meg A. Gentle, President and Chief Executive Officer	11,792,263	(f)	5.2%
R. Keith Teague, Executive Vice President and Chief Operating Officer	6,398,793	(g)	2.8%
Diana Derycz-Kessler, Director	2,187,028	(h)	**
Daniel A. Belhumeur, General Counsel	1,212,377	(i)	**
Antoine J. Lafargue, Senior Vice President and Chief Financial Officer	812,806	(j)	**
Khaled Sharafeldin, Chief Accounting Officer	603,863	(k)	**
Dillon J. Ferguson, Director	198,915		**
Don A. Turkleson, Director	24,109		**
Jean Jaylet, Director	0		**

Current Directors and Executive Officers as a Group (a total of 12 persons)	102,306,909		44.8%

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.
**	The percent of class owned is less than 1%.
(a)	Except as otherwise indicated below, the address and telephone number of each of these persons is c/o Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 and (832) 962-4000, respectively.
(b)	Based on a total of 228,421,102 shares of Tellurian common stock outstanding as of April 20, 2018.
(c)	Includes 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. Mr. Souki is the trustee of the Souki Family 2016 Trust and thus has sole dispositive power over the 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. In January 2017, Mr. Souki and the Souki Family 2016 Trust entered into the voting agreement described below. In October 2017, Mr. Souki pledged 1,000,000 shares of Tellurian common stock in connection with a margin loan facility extended by a bank. In June 2017, Mr. Souki pledged 2,000,000 shares of Tellurian common stock to a bank to secure a line of credit, which shares have since been moved into the same margin account as that holding the 1,000,000 shares referenced above. In January 2018, Mr. Souki pledged 20,000,000 shares of Tellurian common stock in connection with a loan facility extended by another bank. The pledge of 20,000,000 shares of Tellurian common stock pursuant to the loan facility is in addition to the 3,000,000 shares in the margin account referenced above.
(d)	Includes (i) 575,364 shares of Tellurian common stock held by Brooke A. Peterson and (ii) 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. Charif Souki is the trustee of the Souki Family 2016 Trust, and its voting rights are controlled by the majority vote of Tarek Souki, Karim Souki, Christopher Souki and Lina Souki, all of whom are beneficiaries of the trust and members of the Souki family. One other member of the Souki family who is currently a minor will obtain voting rights upon turning 25 years old. Brooke A. Peterson has been granted an irrevocable power of attorney to vote the shares held by the Souki Family 2016 Trust until December 31, 2020.
(e)	Includes (i) 650,000 shares of Tellurian common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 1,300,000 shares of Tellurian common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power. In January 2017, Mr. Houston entered into the voting agreement described below. In May 2017, Mr. Houston pledged 7,000,000 shares of Tellurian common stock to a bank to secure a line of credit for Mr. Houston in the amount of $10,000,000 pursuant to a customary collateral agreement and promissory note. Under certain circumstances, up to 1,000,000 additional shares of Tellurian common stock may be pledged by Mr. Houston to the bank.

(f)	Includes 3,250,000 shares of restricted common stock that vest upon FID.
(g)	Includes (i) 1,301,322.5 shares held in a grantor retained annuity trust (“GRAT”), of which Mr. Teague is the trustee and sole annuitant, and his spouse and children are the beneficiaries; (ii) 1,301,322.5 shares held in a GRAT, of which Mr. Teague is the trustee, his spouse is the sole annuitant, and his spouse and children are the beneficiaries; (iii) 3,416,666 shares of restricted common stock that vest upon FID; and (iv) 166,667 shares of restricted common stock that vest upon each of the one-year and two-year anniversaries of FID.
(h)	Includes (i) 2,150,000 shares of Tellurian common stock held by Bristol Investment Fund, Ltd., a Cayman Islands company (“BIF”) that is affiliated with Ms. Derycz-Kessler and her spouse; (ii) 524 shares held by her son in a custodial account of which her spouse is the custodian; and (iii) 89 shares held by her spouse and stepdaughter as joint tenants. The spouse of Ms. Derycz-Kessler has sole voting and dispositive power over the shares of Tellurian common stock held by each of BIF and her son. The spouse of Ms. Derycz-Kessler has shared voting and dispositive power over the shares held by her spouse and stepdaughter.
(i)	Includes 1,170,000 shares of restricted common stock that vest upon FID.
(j)	Includes (i) 650,000 shares of restricted common stock that vest upon FID and (ii) 50,000 shares of restricted common stock that will vest in equal installments of 25,000 shares on each of May 10, 2018 and August 10, 2018, subject to continued employment through each applicable vesting date.
(k)	Includes 526,500 shares of restricted common stock that vest upon FID.

Holders of More Than 5% of Tellurian Common Stock

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of Tellurian’s issued and outstanding common stock as of April 20, 2018.

Name and Address of Beneficial Holder	Shares Beneficially Owned	Percent of Class (a)
Charif Souki 1201 Louisiana, Suite 3100 Houston, Texas 77002	54,480,613 (b)	23.9%
TOTAL S.A., 2, place Jean Miller, La Défense 6, 92400 Courbevoie, France TOTAL Delaware, Inc., 1201 Louisiana Street, Suite 1800, Houston, Texas 77002	45,999,999 (c)	20.1%
Brooke A. Peterson P.O. Box 4068 Aspen, Colorado 81612	26,575,364 (d)	11.6%
Souki Family 2016 Trust P.O. Box 4068 Aspen, Colorado 81612	26,000,000	11.4%
Martin Houston 1201 Louisiana, Suite 3100 Houston, Texas 77002	24,020,778 (e)	10.5%
Meg A. Gentle 1201 Louisiana, Suite 3100 Houston, Texas 77002	11,792,263 (f)	5.2%

(a)	Based on a total of 228,421,102 shares of Tellurian common stock outstanding as of April 20, 2018.

(b)	Includes 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. Mr. Souki is the trustee of the Souki Family 2016 Trust and thus has sole dispositive power over the 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. In October 2017, Mr. Souki pledged 1,000,000 shares of Tellurian common stock in connection with a margin loan facility extended by a bank. In June 2017, Mr. Souki pledged 2,000,000 shares of Tellurian common stock to a bank to secure a line of credit, which shares have since been moved into the same margin account as that holding the 1,000,000 shares referenced above. In January 2018, Mr. Souki pledged 20,000,000 shares of Tellurian common stock in connection with a loan facility extended by another bank. The pledge of 20,000,000 shares of Tellurian common stock pursuant to the loan facility is in addition to the 3,000,000 shares in the margin account referenced above.
(c)	This information is based on a Schedule 13D/A filed on May 11, 2017 by TOTAL S.A. and TOTAL Delaware, Inc., each of which has shared voting and dispositive power over the shares listed.
(d)	Includes (i) 575,364 shares of Tellurian common stock held by Brooke A. Peterson and (ii) 26,000,000 shares of Tellurian common stock held by the Souki Family 2016 Trust. Charif Souki is the trustee of the Souki Family 2016 Trust, and its voting rights are controlled by the majority vote of Tarek Souki, Karim Souki, Christopher Souki and Lina Souki, all of whom are beneficiaries of the trust and members of the Souki family. One other member of the Souki family who is currently a minor will obtain voting rights upon turning 25 years old. Brooke A. Peterson has been granted an irrevocable power of attorney to vote the shares held by the Souki Family 2016 Trust until December 31, 2020.
(e)	Includes (i) 650,000 shares of Tellurian common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 1,300,000 shares of Tellurian common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power. In May 2017, Mr. Houston pledged 7,000,000 shares of Tellurian common stock to a bank to secure a line of credit for Mr. Houston in the amount of $10,000,000 pursuant to a customary collateral agreement and promissory note. Under certain circumstances, up to 1,000,000 additional shares of Tellurian common stock may be pledged by Mr. Houston to the bank.
(f)	Includes 3,250,000 shares of restricted common stock that vest upon FID.

In January 2017, Tellurian, Tellurian Investments, TOTAL, Charif Souki, the Souki Family 2016 Trust and Martin Houston entered into a voting agreement pursuant to which Mr. Souki, the Souki Family 2016 Trust and Mr. Houston agreed to vote all shares of Tellurian stock they own in favor of a director nominee designated by TOTAL for so long as TOTAL owns not less than 10% of the outstanding shares of Tellurian Investments common stock or Tellurian common stock, as applicable. TOTAL, Mr. Souki, the Souki Family 2016 Trust, and Mr. Houston collectively own 124,501,390 shares, or approximately 54.5% of the outstanding shares, of Tellurian common stock. The amounts reflected in the above table do not include shares TOTAL may be deemed to beneficially own as a result of the voting agreement.

Change in Control

As discussed in “Explanatory Note Regarding the Magellan/Tellurian Merger” on page 1 of this proxy statement, the Merger constituted a change in control of the Company. In particular, the pre-Merger stockholders of Tellurian Investments received in the Merger approximately 96.3% of the outstanding common stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, or other information of which the Company is aware, the Company believes that, during 2017, its executive officers, directors, and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except that (i) on February 21, 2017, each of Charif Souki, Martin Houston, Meg A. Gentle, Diana Derycz-Kessler, Dillon J. Ferguson, Brooke A. Peterson, R. Keith Teague, Daniel A. Belhumeur and Khaled Sharafeldin filed a late Form 3 to report his or her initial statement of beneficial ownership of securities after becoming a director, officer and/or greater than 10% beneficial owner of the Company’s common stock, as applicable, on February 10, 2017; (ii) on March 6, 2017, TOTAL filed a late Form 3 to report its initial statement of beneficial ownership of securities after becoming a greater than 10% beneficial owner of the Company’s common stock on February 10, 2017; (iii) on March 6, 2017, TOTAL filed a late Form 4 to report the receipt of shares of Tellurian common stock issued on February 10, 2017; (iv) on March 16, 2017, Jean Jaylet filed a late Form 3 to report his initial statement of beneficial ownership of securities after becoming a director on February 10, 2017; (v) on March 20, 2017, the Souki Family 2016 Trust filed a late Form 3 to report its initial statement of beneficial ownership of securities after becoming a greater than 10% beneficial owner of the Company’s common stock on February 10, 2017; (vi) on July 21, 2017, Antoine J. Lafargue filed a late Form 4 to report the withholding of shares on May 10, 2017 to satisfy the tax liability associated with the vesting of restricted stock; and (vii) on February 27, 2018, Khaled Sharafeldin filed a late Form 4 to report the withholding of shares on March 24, 2017 to satisfy the tax liability associated with the vesting of restricted stock.

FUTURE STOCKHOLDER PROPOSALS

If a stockholder wishes to have a proposal included in the notice of annual meeting and related proxy statement for the Company’s 2019 annual meeting of stockholders, the stockholder must follow the procedures set forth in SEC Rule 14a-8 under the Exchange Act and submit the proposal to the Company no later than December 26, 2018. The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials since such proposal must satisfy all requirements in the proxy rules relating to such inclusion.

If a stockholder wishes to present a proposal or nominate a candidate for director at the Company’s 2019 annual meeting of stockholders and the proposal or nomination is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company within the time periods set forth in the Company’s bylaws and must comply with the other requirements set forth in the bylaws. Subject to certain exceptions, to be timely under the bylaws, a proposal must be received not fewer than 90, and not more than 120, days prior to the first anniversary of the prior year’s annual meeting of stockholders, or, in the case of the 2019 annual meeting of stockholders, between February 6 and March 8, 2019.

All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

OTHER BUSINESS

Tellurian knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once a stockholder has received notice from his or her broker that it will be householding materials, householding will continue until the stockholder is notified otherwise or revokes consent. If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the stockholder should notify his or her broker. If a stockholder would like to receive a separate copy of this proxy statement or accompanying notice of annual meeting of stockholders or Annual Report on Form 10-K for the fiscal year ended December 31, 2017, he or she should contact the Company by writing to the Corporate Secretary, Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

WHERE YOU CAN FIND MORE INFORMATION

Tellurian files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Tellurian files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Tellurian’s SEC filings are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

By Order of the Board of Directors,

Meredith S. Mouer, Corporate Secretary
April 24, 2018

TELLURIAN INC.

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

SUBMIT YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E46267-P07275	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELLURIAN INC.
The board of directors of Tellurian Inc. (the “Company”) recommends you vote FOR the following proposals:
1. To elect the two nominees listed below as members of the board of directors of the Company, each to hold office for a 3-year term expiring at the 2021 annual meeting of stockholders:
Nominees:						For	Against	Abstain
1a. Martin Houston						☐	☐	☐
1b. Jean Jaylet						☐	☐	☐
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.						☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated April 24, 2018.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at

www.proxyvote.com.

E46268-P07275

TELLURIAN INC.

Annual Meeting of Stockholders

Wednesday, June 6, 2018 at 8:30 a.m. Central Daylight Time

This proxy is solicited by or on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Daniel A. Belhumeur and Meredith S. Mouer, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and/or preferred stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. CDT on Wednesday, June 6, 2018, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, TX 77002, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side